Exhibit 99.1

IAC REPORTS Q2 RESULTS

NEW YORK— July 25, 2012—IAC (Nasdaq: IACI) released second quarter 2012 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q2 2012	Q2 2011	Growth
Revenue	$680.6	$485.4	40%

Operating Income Before Amortization	123.7	83.4	48%
Adjusted Net Income	81.3	62.9	29%
Adjusted EPS	0.86	0.62	37%

Operating Income	97.5	58.2	67%
Net Income	43.3	42.4	2%
GAAP Diluted EPS	0.47	0.44	8%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                        Revenue and Operating Income Before Amortization reached record levels reflecting strong double digit growth for the 10th consecutive quarter.

•                        Free Cash Flow for the first six months was $183.2 million, up 33% over the prior year period, while cash flow from operating activities attributable to continuing operations was $205.5 million, up 31% over the prior year period.

•                        IAC repurchased 2.3 million shares of common stock between April 28, 2012 and July 20, 2012 at an average price of $46.77 per share, or $106.7 million in aggregate.

•                        IAC doubled its quarterly cash dividend to $0.24 per share; the dividend will be paid on September 1, 2012 to stockholders of record as of the close of business on August 15, 2012.

•                        Net income and GAAP EPS include an after-tax non-cash charge of $16.2 million and $0.18 per share, respectively, related to the re-measurement of the carrying value of our investment in Newsweek Daily Beast in connection with our acquisition of a controlling interest.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q2 2012	Q2 2011	Growth
	$ in millions
Revenue
Search & Applications	$348.8	$238.3	46%
Match	178.4	116.4	53%
Local	84.5	80.4	5%
Media	38.4	19.5	97%
Other	30.6	30.9	-1%
Intercompany Elimination	(0.1)	(0.2)	58%
	$680.6	$485.4	40%
Operating Income Before Amortization
Search & Applications	$74.1	$50.6	47%
Match	62.6	42.3	48%
Local	11.8	9.8	21%
Media	(6.8)	(3.3)	-106%
Other	(1.8)	(1.0)	-80%
Corporate	(16.3)	(14.9)	-9%
	$123.7	$83.4	48%
Operating Income (Loss)
Search & Applications	$74.1	$50.7	46%
Match	57.1	41.0	39%
Local	11.7	9.3	25%
Media	(7.3)	(3.4)	-115%
Other	(2.2)	(1.3)	-71%
Corporate	(35.9)	(38.1)	6%
	$97.5	$58.2	67%

*            In 2012, the Company renamed and realigned its reportable segments.  Search has been renamed “Search & Applications.”  The Media & Other segment has been separated into a “Media” segment and an “Other” segment, the details of which are further described on page 3.  As announced in our Q1 earnings release, a new segment was created called Local that includes ServiceMagic, which was previously reported as its own separate segment, and CityGrid Media, which was previously included in the Search & Applications segment. In addition, DailyBurn was moved from the Search & Applications segment to the Media segment and Pronto was moved from the Media & Other segment to the Search & Applications segment.  Prior year amounts have been reclassified to conform to the current year presentation.

Search & Applications

The Search segment has been renamed “Search & Applications” with new metrics, delineated between Websites(1) and Applications(2), to provide more clarity on how we view and operate this segment.  Revenue reflects strong growth from both Applications and Websites.  Revenue growth from Applications was driven by increased contributions from existing and new partners and products.  Websites revenue reflects strong query gains driven primarily by increased marketing and content optimization.   Websites revenue, however, grew more slowly than queries due to the prior year period benefiting from $7.0 million of revenue related to our direct sponsored listings business, which was sold in November 2011, as well as flat revenue at Pronto and relatively modest revenue growth at Dictionary.com.  Profits were favorably impacted by higher revenue and operating expense leverage, partially offset by higher cost of acquisition as a percentage of revenue.

Note 1:        Websites includes Ask.com, Pronto and Dictionary.com, excluding downloadable applications related to the aforementioned sites.

Note 2:        Applications includes our direct to consumer applications business (B2C) and partnership operations (B2B), as well as downloadable applications related to Ask.com and Dictionary.com.

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Match

Match includes Core(1), Developing(2) and Meetic(3), which has been consolidated since September 1, 2011.  Revenue benefited from the contribution of Meetic, which had revenue of $52.7 million and was not in the year ago period, and growth from Core.  Core revenue increased 12% to $109.5 million driven by a 10% increase in subscribers.  Operating Income Before Amortization, excluding Meetic’s results, increased 12% to $47.3 million and was favorably impacted by higher revenue and lower customer acquisition costs as a percentage of revenue, partially offset by higher operating expenses.  Operating income in the current year period reflects an increase in amortization of intangibles and non-cash compensation expense due to the acquisition of Meetic.

Local

Local includes ServiceMagic and CityGrid Media.  Revenue increased reflecting growth from both ServiceMagic and CityGrid.  ServiceMagic domestic revenue grew due to higher average lead acceptance fees.  ServiceMagic international revenue grew primarily due to an increase in service request accepts.  CityGrid Media revenue increased due to higher reseller revenue partially offset by a decline from direct sales revenue.  Local profits were favorably impacted by higher revenue and lower selling and marketing expense and cost of revenue as a percentage of revenue.

Media

Media includes Electus, CollegeHumor, Notional, Vimeo, DailyBurn and Newsweek Daily Beast, which has been consolidated following our acquisition of a controlling interest in late May 2012. The businesses have been combined into a separate segment to more clearly describe how we view and operate these businesses.  The increase in revenue is due to the contribution of Newsweek Daily Beast and strong growth from Electus and Vimeo.  Higher losses reflect the inclusion of Newsweek Daily Beast and increased operating expenses at CollegeHumor.

Other

Other includes Shoebuy, Hatch Labs and Blu Trumpet.  Losses were negatively impacted by increased investment in Hatch Labs and in Blu Trumpet, which was not in the year ago period.

Corporate

Corporate loss increased primarily due to a non-income tax refund in Q2 2011.  Operating loss in Q2 2012 was impacted by a decrease in non-cash compensation expense of $3.5 million, which is primarily due to a charge in the prior year period related to a modification of certain awards and the reduction in expense in the current year period related to the reassessment of the probability of the vesting of certain performance-based awards.

Note 1:        Core consists of Match.com in the United States, Chemistry and People Media.

Note 2:        Developing consists of OkCupid, Singlesnet, mobile-only products and non-Meetic international operations.

Note 3:        Meetic consists of the publicly traded personals company Meetic S.A., which operates principally in Europe.

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OTHER ITEMS

Equity in losses of unconsolidated affiliates in Q2 2012 includes a pre-tax non-cash charge of $18.6 million related to the re-measurement of the carrying value of our investment in Newsweek Daily Beast to fair value in connection with our acquisition of a controlling interest.

Equity in losses of unconsolidated affiliates in Q2 2011 includes the losses from Newsweek Daily Beast. Other income in Q2 2011 includes a $4.6 million pre-tax gain associated with certain non-income tax refunds related to Match Europe, which was sold in 2009.

The effective tax rates for continuing operations and Adjusted Net Income in Q2 2012 were 37% and 32%, respectively.  The effective tax rate for continuing operations was higher than the statutory rate of 35% due primarily to the non-cash re-measurement charge, which yielded a tax benefit at a lower rate, and state taxes, partially offset by foreign income taxed at lower rates.  The effective tax rate for Adjusted Net Income was lower than the statutory rate of 35% due principally to foreign income taxed at lower rates and the favorable impact of the reassessment of our ability to realize certain deferred tax assets, partially offset by state taxes.  The effective tax rates for continuing operations and Adjusted Net Income in Q2 2011 were 17% and 21%, respectively.  The effective tax rates were lower than the statutory rate of 35% due primarily to a reduction in state tax accruals that were no longer required.

LIQUIDITY AND CAPITAL RESOURCES

IAC’s Board of Directors declared a quarterly cash dividend of $0.24 per share of common and Class B common stock outstanding with record and payment dates of August 15, 2012 and September 1, 2012, respectively.

During Q2 2012, IAC repurchased 2.9 million common shares at an average price of $47.53 per share.  Between April 1, 2012 and May 7, 2012, IAC issued 8.8 million shares of common stock and received cash proceeds of $201.2 million in connection with the exercise of warrants, some of which were exercised on a cashless or net basis. There are no remaining outstanding warrants.

As of June 30, 2012, IAC had 88.8 million common and class B common shares outstanding.  IAC may purchase shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.  As of July 20, 2012, the Company had 9.5 million shares remaining in its repurchase authorization.

As of June 30, 2012, IAC had $945.8 million in cash, cash equivalents and marketable securities and $95.8 million in debt of which $15.8 million is short-term.

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OPERATING METRICS

	Q2 2012	Q2 2011	Growth
SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$171.1	$118.8	44%
Applications (b)	177.7	119.5	49%
Total Revenue	$348.8	$238.3	46%

Queries
Websites (c)	2,617	1,572	66%
Applications (d)	4,646	3,675	26%
Total Queries	7,263	5,247	38%

MATCH (in thousands)
Paid Subscribers
Core	1,777	1,616	10%
Developing	260	305	-15%
Meetic (e)	750	—
Total Paid Subscribers	2,787	1,921	45%

SERVICEMAGIC (in thousands)
Domestic Service Requests (f)	1,839	1,800	2%
Domestic Accepts (g)	2,219	2,353	-6%

International Service Requests (f)	233	192	21%
International Accepts (g)	284	227	25%

(a)   Websites revenue includes Ask.com, Pronto and Dictionary.com, excluding downloadable applications-related revenue.

(b)         Applications revenue includes B2C and B2B, as well as downloadable applications-related revenue from Ask.com and Dictionary.com.

(c)          Websites queries include Ask.com, but exclude Ask.com’s downloadable applications, Pronto and Dictionary.com.

(d)         Applications queries include B2C and B2B, as well as downloadable applications queries from Ask.com.

(e)          Meetic, which has been consolidated since September 1, 2011, had 844 thousand paid subscribers in Q2 2011.

(f)            Fully completed and submitted customer service requests on ServiceMagic.

(g)         The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service   professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions, rounding differences may occur).

		Avg.
		Strike /	As of
	Shares	Conversion	7/20/12	Dilution at:

Share Price			$48.56	$50.00	$55.00	$60.00	$65.00

Absolute Shares as of 7/20/12	87.6		87.6	87.6	87.6	87.6	87.6

RSUs and Other	5.1		5.0	5.0	4.8	4.7	4.6
Options	11.4	$31.20	4.2	4.4	5.0	5.5	5.9

Total Dilution			9.2	9.3	9.8	10.2	10.6
% Dilution			9.5%	9.6%	10.1%	10.4%	10.8%
Total Diluted Shares Outstanding			96.7	96.9	97.4	97.8	98.1

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q2 financial results on Wednesday, July 25, 2012, at 11:00 a.m. Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$680,612	$485,404	$1,321,212	$945,617
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	236,690	181,472	460,261	354,190
Selling and marketing expense	213,070	133,218	432,908	273,468
General and administrative expense	92,231	80,553	184,019	156,844
Product development expense	23,115	17,280	46,597	35,002
Depreciation	12,225	12,450	24,340	25,889
Amortization of intangibles	5,805	2,200	12,846	4,657
Total costs and expenses	583,136	427,173	1,160,971	850,050

Operating income	97,476	58,231	160,241	95,567

Equity in losses of unconsolidated affiliates	(19,009)	(8,720)	(24,910)	(10,599)
Other (expense) income, net	(1,732)	5,637	(323)	6,389
Earnings from continuing operations before income taxes	76,735	55,148	135,008	91,357
Income tax provision	(28,634)	(9,518)	(55,754)	(25,559)
Earnings from continuing operations	48,101	45,630	79,254	65,798
Loss from discontinued operations, net of tax	(4,641)	(2,488)	(957)	(4,436)
Net earnings	43,460	43,142	78,297	61,362
Net earnings attributable to noncontrolling interests	(128)	(718)	(487)	(868)
Net earnings attributable to IAC shareholders	$43,332	$42,424	$77,810	$60,494

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.56	$0.50	$0.93	$0.72
Diluted earnings per share from continuing operations	0.52	$0.46	0.86	$0.68

Basic earnings per share	$0.50	$0.47	$0.92	$0.68
Diluted earnings per share	$0.47	$0.44	$0.85	$0.63

Dividends declared per common share	$0.12	$—	$0.24	$—

Non-cash compensation expense by function:
Cost of revenue	$1,501	$1,151	$3,225	$2,233
Selling and marketing expense	1,004	1,200	2,126	2,235
General and administrative expense	16,411	18,926	33,528	35,326
Product development expense	1,525	1,730	3,028	3,374
Total non-cash compensation expense	$20,441	$23,007	$41,907	$43,168

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$807,196	$704,153
Marketable securities	138,597	165,695
Accounts receivable, net	205,156	177,030
Other current assets	128,272	112,255
Total current assets	1,279,221	1,159,133

Property and equipment, net	255,926	259,588
Goodwill	1,345,873	1,358,524
Intangible assets, net	367,207	378,107
Long-term investments	191,607	173,752
Other non-current assets	106,514	80,761
TOTAL ASSETS	$3,546,348	$3,409,865

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$15,844	$—
Accounts payable, trade	71,592	64,398
Deferred revenue	159,681	126,297
Accrued expenses and other current liabilities	362,426	343,490
Total current liabilities	609,543	534,185

Long-term debt, net of current maturities	80,000	95,844
Income taxes payable	478,287	450,533
Deferred income taxes	301,616	302,213
Other long-term liabilities	28,125	16,601

Redeemable noncontrolling interests	56,337	50,349

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	248	234
Class B convertible common stock	16	16
Additional paid-in capital	11,605,486	11,280,173
Accumulated deficit	(399,975)	(477,785)
Accumulated other comprehensive loss	(15,560)	(12,443)
Treasury stock	(9,247,299)	(8,885,146)
Total IAC shareholders’ equity	1,942,916	1,905,049
Noncontrolling interests	49,524	55,091
Total shareholders’ equity	1,992,440	1,960,140
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,546,348	$3,409,865

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities attributable to continuing operations:
Net earnings	$78,297	$61,362
Less: Discontinued operations, net of tax	(957)	(4,436)
Earnings from continuing operations	79,254	65,798
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	41,907	43,168
Depreciation	24,340	25,889
Amortization of intangibles	12,846	4,657
Deferred income taxes	819	14,136
Equity in losses of unconsolidated affiliates	24,910	10,599
Gain on sales of investments	(1,659)	(1,544)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(19,382)	(10,210)
Other current assets	(7,937)	(237)
Accounts payable and other current liabilities	3,013	(6,343)
Income taxes payable	30,440	(8,146)
Deferred revenue	8,679	11,878
Other, net	8,297	7,515
Net cash provided by operating activities attributable to continuing operations	205,527	157,160
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(20,411)	(79,968)
Capital expenditures	(20,353)	(19,349)
Proceeds from maturities and sales of marketable debt securities	39,000	402,096
Purchases of marketable debt securities	(24,254)	(135,021)
Proceeds from sales of long-term investments	12,527	11,808
Purchases of long-term investments	(6,244)	(1,604)
Funds transferred to escrow for Meetic tender offer	—	(360,585)
Other, net	(12,603)	(7,127)
Net cash used in investing activities attributable to continuing operations	(32,338)	(189,750)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(359,231)	(155,241)
Issuance of common stock, net of withholding taxes	301,677	52,043
Dividends	(21,697)	—
Excess tax benefits from stock-based awards	14,353	17,865
Other, net	(2,842)	20
Net cash used in financing activities attributable to continuing operations	(67,740)	(85,313)
Total cash provided by (used in) continuing operations	105,449	(117,903)
Total cash used in discontinued operations	(729)	(2,913)
Effect of exchange rate changes on cash and cash equivalents	(1,677)	1,583
Net increase (decrease) in cash and cash equivalents	103,043	(119,233)
Cash and cash equivalents at beginning of period	704,153	742,099
Cash and cash equivalents at end of period	$807,196	$622,866

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Six Months Ended June 30,
	2012	2011
Net cash provided by operating activities attributable to continuing operations	$205.5	$157.2
Capital expenditures	(20.4)	(19.3)
Tax refunds related to sales of a business and an investment	(1.9)	––
Free Cash Flow	$183.2	$137.8

For the six months ended June 30, 2012 consolidated Free Cash Flow increased primarily due to higher Operating Income Before Amortization partially offset by the timing of bonus payments, higher income tax payments and higher capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net earnings attributable to IAC shareholders	$43,332	$42,424	$77,810	$60,494
Non-cash compensation expense	20,441	23,007	41,907	43,168
Amortization of intangibles	5,805	2,200	12,846	4,657
Newsweek Daily Beast re-measurement loss	18,629	—	18,629	—
Gain on sale of VUE interests and related effects	988	1,713	1,535	3,254
Discontinued operations, net of tax	4,641	2,488	957	4,436
Impact of income taxes and noncontrolling interests	(12,529)	(8,929)	(24,268)	(17,594)
Adjusted Net Income	$81,307	$62,903	$129,416	$98,415

GAAP Basic weighted average shares outstanding	86,174	90,050	84,487	89,568
Options, warrants and RSUs, treasury method	5,766	7,252	7,342	5,923
GAAP Diluted weighted average shares outstanding	91,940	97,302	91,829	95,491
Options, warrants and RSUs, treasury method not included in diluted shares above	—	—	—	—
Impact of RSUs	3,132	3,459	3,211	3,366
Adjusted EPS shares outstanding	95,072	100,761	95,040	98,857

Diluted earnings per share	$0.47	$0.44	$0.85	$0.63

Adjusted EPS	$0.86	$0.62	$1.36	$1.00

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding as compared with shares outstanding for GAAP purposes, which includes RSUs on a treasury method basis.  The weighted average number of RSUs outstanding for Adjusted EPS purposes includes the weighted average number of performance-based RSUs that the Company believes are probable of vesting. There are no performance-based RSUs included for GAAP purposes.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended June 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$74.1	$—	$—	$74.1
Match (a)	62.6	(0.6)	(5.0)	57.1
Local	11.8	—	(0.2)	11.7
Media	(6.8)	(0.2)	(0.3)	(7.3)
Other	(1.8)	(0.1)	(0.4)	(2.2)
Corporate	(16.3)	(19.6)	—	(35.9)
Total	$123.7	$(20.4)	$(5.8)	$97.5

(a) Includes the results of Meetic
Meetic	$15.4	$(0.6)	$(4.8)	$10.1

Supplemental: Depreciation
Search & Applications	$3.4
Match	3.7
Local	2.5
Media	0.3
Other	0.3
Corporate	2.1
Total depreciation	$12.2

	For the three months ended June 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$50.6	$0.3	$(0.2)	$50.7
Match	42.3	—	(1.3)	41.0
Local	9.8	—	(0.4)	9.3
Media	(3.3)	(0.1)	—	(3.4)
Other	(1.0)	(0.1)	(0.2)	(1.3)
Corporate	(14.9)	(23.1)	—	(38.1)
Total	$83.4	$(23.0)	$(2.2)	$58.2

Supplemental: Depreciation
Search & Applications	$5.4
Match	2.3
Local	2.4
Media	0.1
Other	0.2
Corporate	2.1
Total depreciation	$12.5

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the six months ended June 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$147.6	$—	$—	$147.6
Match (b)	100.0	(1.5)	(11.5)	87.0
Local	15.8	—	(0.3)	15.5
Media	(13.2)	(0.5)	(0.3)	(14.0)
Other	(3.2)	—	(0.7)	(3.9)
Corporate	(32.0)	(39.9)	—	(71.9)
Total	$215.0	$(41.9)	$(12.8)	$160.2

(b) Includes the results of Meetic
Meetic	$16.1	$(1.5)	$(11.0)	$3.6

Supplemental: Depreciation
Search & Applications	$6.7
Match	7.3
Local	5.3
Media	0.5
Other	0.5
Corporate	4.1
Total depreciation	$24.3

	For the six months ended June 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$99.5	$0.2	$(0.4)	$99.3
Match	67.3	—	(2.9)	64.4
Local	16.1	—	(0.9)	15.2
Media	(7.7)	(0.1)	—	(7.7)
Other	(1.6)	(0.2)	(0.4)	(2.2)
Corporate	(30.2)	(43.2)	—	(73.3)
Total	$143.4	$(43.2)	$(4.7)	$95.6

Supplemental: Depreciation
Search & Applications	$11.6
Match	4.6
Local	4.6
Media	0.4
Other	0.4
Corporate	4.4
Total depreciation	$25.9

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, and (4) one-time items. We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) income or loss effects related to IAC’s former passive ownership in VUE, (5) the reversal of a deferred tax liability associated with our 27% investment in Meetic, (6) the re-measurement losses recorded upon acquiring control of Meetic and Newsweek Daily Beast, (7) one-time items, and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis and with respect to performance-based RSUs only to the extent the performance criteria are met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sale of IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units, are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and as such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, technology and supplier agreements, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable are not ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call to be held at 11:00 a.m. Eastern Time today may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company comprised of more than 150 brands and products, including Match.com, Ask.com, CollegeHumor, and CityGrid Media.  Focused in the areas of Search, Match, Local and Media, IAC’s family of websites is one of the largest in the world, with nearly a billion monthly visits across more than 30 countries. The company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of the companies of IAC, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Bridget Murphy

(212) 314-7400

IAC Corporate Communications

Stacy Simpson / Justine Sacco

(212) 314-7470 / (212) 314-7326

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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